UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SG BLOCKS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SG BLOCKS, INC.

195 Montague Street

Brooklyn, New York 11201
Telephone: (646) 240-4235

Dear Stockholders:

We are writing to advise you that SG Blocks, Inc. (the “Company”) intends to amend its Certificate of Incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of one-for-three (1:3).

This action was approved on December 30, 2016 by our board of directors (our “Board of Directors”). In addition, the holders of a majority of our issued and outstanding voting securities have approved these actions on December 30, 2016 by written consent in lieu of a special meeting of stockholders in accordance with the relevant sections of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement (“Information Statement”) is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934 (the “Exchange Act”). This Information Statement is first being mailed to you on or about January 13, 2017.

We thank you for your continued interest in the Company.

By Order of the Board of Directors,

Sincerely,

/s/ Paul M. Galvin
Paul M. Galvin
Chief Executive Officer and Director

Brooklyn, New York
January 13, 2017

SG BLOCKS, INC.

195 Montague Street

Brooklyn, NY 11201
Telephone: (646) 240-4235

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF
MAJORITY OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of SG Blocks, Inc. in connection with the written consent of the holders of a majority of our issued and outstanding voting securities granting our Board of Directors the authority to effect a reverse stock split of all of the outstanding shares of our common stock at a ratio of one-for-three (1:3). If implemented, the reverse stock split will be effected through the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”). On December 30, 2016, our Board of Directors approved the reverse stock split. In addition, on December 30, 2016, the holders of a majority of our issued and outstanding voting securities executed a written consent approving the reverse stock split and the Certificate of Amendment. A copy of the form of Certificate of Amendment is attached as Appendix A to this Information Statement.

The elimination of the need for a special meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Utilizing the written consent of the holders of a majority in interest of our voting securities eliminates the costs involved in holding a special meeting of stockholders.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not participate in the written consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about January 13, 2017 to stockholders of record as of January 12, 2017, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act. No appraisal rights are afforded to our stockholders under Delaware law as a result of the adoption of the Certificate of Amendment.

The entire cost of furnishing this Information Statement will be borne by us. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding copies of this Information Statement to beneficial owners.

1

THE REVERSE STOCK SPLIT

The Board of Directors has been granted the authority to effect a reverse stock split of the Company’s common stock, as described below (the “Reverse Stock Split”). If the Board of Directors decides to implement the Reverse Stock Split, it will become effective through an amendment to the Company’s Amended and Restated Certificate of Incorporation.

The Reverse Stock Split amendment permits (but does not require) the Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of one-for-three (1:3), such that every three (3) shares of issued and outstanding shares of common stock will be converted into one (1) share of common stock. The Board of Directors reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders.

The Reverse Stock Split will not affect the number of authorized shares of our common stock or our preferred stock.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on the Nasdaq Capital Market (“NASDAQ”). One of the NASDAQ listing requirements is that the bid price of our common stock is at a specified minimum per share. Reducing the number of outstanding shares of our common stock should, absent other factors, result in an increase in the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would, following the Reverse Stock Split, remain over the minimum bid price requirement of the NASDAQ.

In addition, with a high number of issued and outstanding common shares, the price per each share of our common stock may be too low for the Company to attract investment capital on reasonable terms for the Company. We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our common stock

Although reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our common stock will not decrease in the future.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing (the “Split Effective Time”) of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate of Amendment that will affect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the Board of Directors reserves the right to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, the Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split.

2

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Upon the Split Effective Time, every three (3) shares of the Company’s issued and outstanding shares of common stock will be converted into one (1) share of common stock. Based on 491,357 shares of common stock issued and outstanding as of December 31, 2016, immediately following the Reverse Stock Split the Company would have approximately 163,786 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares). Fractional shares will not be issued. Instead, we will issue a full share of post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split. In other words, we will “round up” fractional shares.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent the Reverse Stock Split would result in fractional shares, as described above. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, also except to the extent the Reverse Stock Split would result in fractional shares, as described above.

After the Split Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which are numbers used to identify our equity securities, and stockholders holding physical stock certificates with the older CUSIP numbers should exchange those stock certificates for stock certificates with the new CUSIP numbers by following the procedures described below. Stockholders holding common stock in street name do not have to take any action, as the split will occur automatically on the Split Effective Time, as described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split common stock.

3

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form (that is, who hold paper stock certificates) will be sent necessary instructions by our transfer agent after the Split Effective Time indicating how a stockholder should surrender a certificate representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to our transfer agent in accordance with its instructions. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled to as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Effect of the Reverse Stock Split on Holders of Preferred Stock

In connection with the Reverse Stock Split, the number of issued and outstanding shares of preferred stock, par value $1.00 per share, will be proportionately adjusted downward to effect a one-for-three reverse split, with any fractional shares being rounded up to the nearest whole share. Each share of post-split preferred stock will continue to have one vote on matters submitted to a vote of the holders of our common stock. Accordingly, the proportional voting power of the outstanding shares of post-split preferred stock relative the outstanding shares of post-split common stock will not change as a result of the Reverse Stock Split except to the extent of the treatment of fractional shares.

As of December 31, 2016, there were outstanding 5,405,010 shares of preferred stock convertible into shares of common stock. The Company’s Certificate of Designations of Convertible Preferred Stock, pursuant to which all of the outstanding preferred stock was issued, includes a provision for a proportional downward adjustment in the number of common stock shares to be converted thereby and a corresponding increase in the conversion price thereof, in the event of a reverse stock split. After the Reverse Stock Split, the conversion price in effect prior to the split shall be multiplied by a fraction, the numerator of which is the number of shares of common stock (excluding any treasury shares of the Corporation) outstanding immediately before the Reverse Stock Split, and the denominator of which is the number of shares of common stock outstanding immediately after the Reverse Stock Split.

If the Reverse Stock Split is effected, the number of outstanding common shares will be decreased, however the number of authorized shares of common stock will not be so decreased.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise hold a fractional share as a result of the Reverse Stock Split will receive one share of common stock or one share of preferred stock, as the case may be, in lieu of such fractional share.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon a one-for-three reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, or convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, or convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon a one-for-three reverse stock split ratio.

4

Accounting Matters

This proposed amendment to the Certification of Incorporation will not affect the par value of our common stock per share. As a result, as of the Split Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. holders generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

No gain or loss will be recognized by us as a result of the Reverse Stock Split. As noted above, we will not issue fractional shares of our common stock in connection with the Reverse Stock Split. Instead, we will issue a full share of post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split. The U.S. federal income tax consequences of the receipt of such an additional share of our common stock are not clear. Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each U.S. holder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

5

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of December 31, 2016, both on a pre-Reverse Stock Split and post-Reverse Stock Split basis, by (i) those persons or groups known to beneficially own more than 5% of Company common stock, (ii) each current director and executive officer of the Company and (iii) all executive officers and directors as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares. Except as otherwise indicated in the table below, the business address of each individual or entity is 195 Montague Street, Brooklyn, New York 11201.

Name of Beneficial Owner	Number of Shares Pre-Split (1)	Number of Shares Post-Split	Percent of Class (2)

5% or Greater Stockholders

Hillair Capital Investments LP (8)	6,152,855	2,050,953	69.6%
Frank Casano (9)	663,936	221,312	7.4%
Dillon Hill Capital LLC (10)	1,111,500	370,500	12.4%

Directors and Named Executive Officers

Paul Galvin (3)(5)	171,463	57,155	1.9%
Christopher Melton (3)(7)	16,563	5,521	* %
Neal Kaufman (3)	-	-	-
Mahesh Shetty (3)(4)	75,515	25,172	* %
Sean McAvoy (3)(8)	6,152,855	2,050,953	69.6%
Stevan Armstrong (3)(6)	101,890	33,964	1.1%
All executive officers and directors as a group (6 persons)	6,518,286	2,142,765	71.7%

* Less than 1%.

(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options, warrants and rights to acquire shares of common stock within sixty (60) days and assumes the conversion into common stock of all convertible preferred stock owned by an entity or individual. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)	Based on 2,988,645 shares of voting securities of the Company outstanding on December 31, 2016, consisting of (i) 163,786 shares of post-Reverse Stock Split common stock, (ii) 1,801,670 shares of post-Reverse Stock Split convertible preferred stock, (iii) exercisable options to purchase 106,522 shares of common stock outstanding, (iv) 666,667 shares of common stock issuable upon conversion of the Company’s Original Issue Discount Senior Convertible Debenture issued on June 30, 2016 and (v) 250,000 shares of common stock issuable upon conversion of the Company’s Original Issue Discount Senior Convertible Debenture issued on November 17, 2016.

(3)	Paul Galvin and Christopher Melton were appointed as directors of the Company on November 4, 2011. Additionally, Mr. Galvin was appointed as Chief Executive Officer and Mr. Armstrong was appointed as President and Chief Operating Officer. Messrs. Kaufman, Shetty and McAvoy were appointed as directors of the Company effective July 1, 2016.

(4)	Represents exercisable options to purchase 25,172 shares of common stock.

6

(5)	Includes 10,144 shares held by Tag Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in SG Building (other partners include employees of SG Building). Paul Galvin and Joseph Tacopina are managing members of, and have a controlling interest in, TAG. Each of Messrs. Galvin and Tacopina may be deemed to beneficially own the shares of common stock owned by TAG. Each of Messrs. Galvin and Tacopina specifically disclaims beneficial ownership of the shares of common stock held by TAG, except to the extent of each of their pecuniary interest therein, and this shall not be deemed to be an admission that Messrs. Galvin and Tacopina are the beneficial owner of such shares of common stock. Mr. Tacopina resigned as a member of the Board of Directors of the Company effective July 1, 2016. Mr. Galvin’s ownership includes exercisable options to purchase 47,011 shares of common stock.

(6)	Includes 12,125 shares held by SMA Development Group, LLC, an entity controlled by Mr. Armstrong. Mr. Armstrong specifically disclaims beneficial ownership of the shares of common stock held by SMA Development Group, LLC, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Armstrong is the beneficial owner of such shares of common stock. The business address for SMA Development Group, LLC is 912 Bluff Road, Brentwood, TN 37027. Mr. Armstrong’s ownership includes exercisable options to purchase 21,839 shares of common stock.

(7)	Does not include shares held by TAG. Mr. Melton has a membership interest in TAG. Mr. Melton specifically disclaims beneficial ownership of the shares of common stock held by TAG, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Melton is a beneficial owner of such shares of common stock. Mr. Melton’s ownership includes exercisable options to purchase 4,167 shares of common stock.

(8)

Based upon a Schedule 13D (the “July 18 Schedule 13D”) filed jointly on July 18, 2016 with the SEC by HCI (Hillair Capital Investments LP), HCM (Hillair Capital Management LLC) and Sean McAvoy (collectively the “13D Reporting Persons”). In the July 18 Schedule 13D, the 13D Reporting Persons disclosed that they beneficially own: (i) 1,117,480 shares of common stock issuable upon conversion of the Company’s Convertible Preferred Stock beneficially owned by the 13D Reporting Persons issued on June 30, 2016, (ii) 8,472 shares of common stock beneficially owned by the 13 Reporting Persons, (iii) 666,667 shares of common stock issuable upon conversion of the Company’s Original Issue Discount Senior Convertible Debenture issued on June 30, 2016 and beneficially owned by the 13D Reporting Persons, and (iv) 250,000 shares of common stock issuable upon conversion of the Company’s Original Issue Discount Senior Convertible Debenture issued on November 17, 2016 and beneficially owned by the 13D Reporting Persons, for an aggregate of 2,042,619 shares of common stock. HCI, HCM, and Mr. McAvoy each beneficially own 2,042,619 shares of common stock, representing approximately 92.02% of the Company’s outstanding shares of common stock. HCM and McAvoy do not directly own any shares, but each indirectly owns 2,042,619 shares of common stock. HCM indirectly owns 2,042,619 shares because it serves as the investment manager of HCI, which directly holds 2,042,619 shares. Mr. McAvoy indirectly owns 2,042,619 shares in his capacity as manager of HCM. Ownership of the 13D Reporting Persons includes exercisable options to purchase 8,334 shares of common stock, representing a portion of the options to purchase 100,000 shares of common stock assigned from Mr. Kaufman and Mr. McAvoy to HCI in December 2016.

On June 30, 2016, the 13D Reporting Persons acquired (i) 666,667 shares through the purchase of Original Issue Discount Senior Convertible Debentures with a principal amount of $2,500,000, convertible into 666,667 shares in a private placement and (ii) 1,117,480 shares through the purchase of convertible preferred stock convertible into 1,117,480 shares in a private placement.

On November 17, 2016, the 13D Reporting Persons acquired the 250,000 shares of common stock through the purchase of Original Issue Discount Senior Convertible Debentures with a principal amount of $937,500, convertible into 250,000 shares in a private placement.

The address for HCI is: c/o Hillair Capital Management LLC, 345 Lorton Ave., Suite 330, Burlingame, CA 94010.

7

(9)	Represents 221,312 shares of common stock issuable upon conversion of preferred stock.

(10)	Based upon a Schedule 13D (the “July 29 Schedule 13D”) filed on July 29, 2016 with the SEC by Bruce Grossman, the sole member of Dillon Hill Capital, LLC (collectively the “13D Reporting Persons”). In the July 29 Schedule 13D, the 13D Reporting Persons disclosed that they beneficially own: (i) 247,000 shares of convertible preferred stock to Dillon Hill Capital, LLC, which shares are convertible into 247,000 shares of common stock, and (ii) 123,500 shares of convertible preferred stock to Dillon Hill Investment Company, LLC, which shares are convertible into 123,500 shares of common stock. The sole member of Dillon Hill Investment Company, LLC, is a trust of which Mr. Grossman’s spouse is a co-trustee. Mr. Grossman may be deemed to be the beneficial owner of 370,500 shares of common stock by virtue of the relationships described above. The address of the principal office of Mr. Grossman is c/o Dillon Hill Capital LLC 200 Business Park Drive, Suite 306 Armonk, NY 10504.

CHANGES IN CONTROL

We are not aware of any arrangements, including any pledge by any person of our stock, the operation of which may at a subsequent date result in a change of control of the Company.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders sharing such address. The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 195 Montague Street, Brooklyn, New York 11201, (646) 240-4235. A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the Securities and Exchange Commission (the “SEC”). Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.sgblocks.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

This Information Statement is provided to the holders of common stock of SG Blocks, Inc. for informational purposes in connection with the Reverse Stock Split, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Paul M. Galvin
Paul M. Galvin
Chief Executive Officer and Director

Brooklyn, New York
January 13, 2017

8

Appendix A

FORM OF CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
SG BLOCKS, INC.
(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Executive Officer of SG Blocks, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following:

(d) On the date of effective date of this Certificate of Amendment, the Corporation will effect a reverse stock split (the “Reverse Stock Split”) of its outstanding Common Stock and Preferred Stock pursuant to which every three (3) issued and outstanding shares of the Corporation’s Common Stock, $0.01 par value per share (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable shares of Common Stock, $0.01 par value per share (the “New Common Stock”) and every three (3) issued and outstanding shares of the Corporation’s Preferred Stock, $1.00 par value per share (the “Old Preferred Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable shares of Preferred Stock, $1.00 par value per share (the “New Preferred Stock”). Each certificate representing shares of Old Common Stock or Old Preferred Stock, as the case may be, shall thereafter represent the number of shares of New Common Stock or New Preferred Stock into which the shares of Old Common Stock or Old Preferred Stock represented by such certificate were reclassified and converted hereby. No fractional shares of the Corporation’s Common Stock or Preferred Stock shall be issued as a result of the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of any fractional share, the Corporation shall issue one whole share in lieu of the fractional share.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be February ___, 2017.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a joint written consent dated December 30, 2016 of the directors of the Corporation, in accordance with Section 141 of the Delaware General Corporation Law, and of holders of a majority of the outstanding shares of the Corporation’s voting stock, in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of February ___, 2017.

SG Blocks, Inc.

By:
Paul M. Galvin, Chief Executive Officer